SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2015

Somo, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198771	61-1720178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vaclavske namesti 21 Prague, Czech Republic	11000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-751-0600

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company is amending our Current Report on Form 8-K filed on June 19, 2015 to update its disclosures in response to comments the Company received from the Securities and Exchange Commission.

SECTION 4- MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 27, 2015, Harris & Gillespie CPA’S, PLLC (the “Former Accountant”) notified the Company that its principals separated and that Mr. Gillespie joined the accounting firm of Michael Gillespie & Associates, PLLC. As a result of the transaction, on April 27, 2015, the Former Accountant resigned as the Company’s independent registered public accounting firm and the Company engaged Michael Gillespie & Associates, PLLC (the “New Accountant”) as the Company’s independent registered public accounting firm. The engagement of the New Accountant was approved by the Company’s Board of Directors.

On June 24, 2015, the Securities and Exchange Commission (the “Commission”) informed the Company that the Public Company Accounting Oversight Board (PCAOB) revoked the registration of the Former Accountant. As the Former Accountant is no longer registered with the PCAOB, the Company may not include the Former Accountant’s audit reports or consents in the Company filings with the Commission on or after June 16, 2015.  This means that the Company may not include any audit reports or consents of the Former Accountant in any of the Company’s upcoming reports, including, for instance, the Company’s Form 10-K for the year ended May 31, 2015, any registration statement that the Company would file and any other reports that would require an audit of the period conducted by the Former Accountant.

The Former Accountant’s audit report on the financial statements of the Company for the period from July 11, 2013 (inception) through May 31, 2014 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the period from July 11, 2013 (inception) through May 31, 2014 contained an uncertainty about the Company’s ability to continue as a going concern.

During the period from July 11, 2013 (inception) through May 31, 2014, and through the interim period ended April 27, 2015, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the period from July 11, 2013 (inception) through May 31, 2014, and through the interim period ended April 27, 2015, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On June 24, 2015, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K/A and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Harris & Gillespie CPA’S, PLLC to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Somo, Inc.

/S/ Olga Chernykh

Olga Chernykh
Chief Executive Officer

Date: June 24, 2015